Exhibit 24(a)


Consent of Independent Accountants



We consent to the incorporation by reference in this registration statement (Form S-1) of Startech Environmental Corporation of our report dated December 22, 1999, included in the 1999 Annual Report to the Shareholders of Startech Environmental Corporation.




West Hartford, Connecticut
September 18, 2000